Exhibit 10.13

                         THIRD AMENDED AND RESTATED NOTE

U.S. $55,000,000                                  Originally Issued June 24,1998
                                        Amended and Restated as of April 26,1999
                                Further Amended and Restated as of July 28, 1999 Further Amended and Restated as of March 1, 2001

         FOR VALUE RECEIVED, E-LOAN, INC., a corporation organized and existing under the laws of Delaware (the "Borrower"), hereby promises to pay to the order of COOPER RIVER FUNDING INC., a Delaware corporation (the "Lender"), in lawful money of the United States of America in immediately available funds on the Expiry Date (as defined in the Warehouse Credit Agreement) the principal sum of FIFTY FIVE MILLION United States dollars ($55,000,000), or, if less, the aggregate unpaid principal amount of all Advances (as defined in the Warehouse Credit Agreement) made by the Lender to the Borrower pursuant to the Warehouse Credit Agreement.

         The Borrower promises also to pay interest on the unpaid principal amount of each Advance from the date such Advance is made until paid in full, at the interest rates, and at the times, as specified in the Warehouse Credit Agreement.

         This Note is the Note referred to in the Warehouse Credit Agreement, dated as of June 24, 1998, as amended (as so amended, the "Warehouse Credit Agreement"), among the Borrower, the Lender and GE Capital Mortgage Services, Inc., as Agent, and is entitled to the benefits thereof. This Note is secured by the Warehouse Security Agreement.

         This Note is subject to mandatory prepayment as provided in Section
4.02 of the Warehouse Credit Agreement and, in case an Event of Default (as defined in the Warehouse. Credit Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Warehouse Credit Agreement.

         The Borrower hereby waives diligence, presentment, protest, demand or notice of every kind in connection with this Note.

         This Note amends, restates and supersedes a Note in the principal amount of $50,000,000 payable to the order of the Lender dated as of July 28, 1999 (the "Second Restated Note"), which amended, restated and superceded a Note in the principal amount of $25,000,000 payable to the order of the Lender dated as of April 26, 1999 (the "Restated Note"), which amended, restated and superceded a Note in the principal amount of $15,000,000 payable to the order of the Lender dated June 24, 1998 (the "Original Note"). However, without duplication, this Third Restated Note shall in no way extinguish the Borrower's unconditional obligation to repay all indebtedness evidenced by the Second Restated Note, the Restated Note and/or the Original Note.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

                            E-LOAN, INC.


                            By:/S/ STEVEN M. MAJERUS
                               ---------------------------------
                            Name:  Steven M. Majerus
                            Title:  Vice President - Secondary Marketing